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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                 March 24, 1997
                Date of Report (Date of earliest event reported)



                                CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                        0-27090              77-0385435
-------------------------------        ----------------      -------------------
(State or other jurisdiction of        (Commission File       (I.R.S. Employer
         incorporation)                      Number)         Identification No.)



                              10441 Bandley Drive
                          Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER ITEMS.

        CKS Group, Inc. (the "Company") has restated its consolidated statements of operations for the four fiscal quarters of the fiscal year ended November 30, 1996 to reflect the January 31, 1997 acquisition (the "Acquisition") by Raleigh Acquisition, Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of the Company, of 100% of the capital units, shares and capital accounts of McKinney & Silver, a North Carolina general partnership ("M&S"), from the current and former general partners of M&S (the "Partners") pursuant to an Acquisition Agreement dated January 31, 1997 by and among the Registrant, Sub, the Partners, and certain other parties. The Company restated its consolidated financials for such periods to reflect that the Acquisition was accounted for as a pooling of interests.

        The Company's restated quarterly consolidated statements of operations for the year ended November 30, 1996 are as follows:

                        CKS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                  -------------------------------------------
                                                  FEB. 29,    MAY 31,    AUG. 31,    NOV. 30,
                                                    1996       1996       1996        1996
                                                  --------    -------    --------    --------
REVENUES                                          $13,873     $22,730    $24,081     $25,715
                                                  -------     -------    -------     -------
OPERATING EXPENSES:
  Direct salaries and related expenses........      4,305       5,157      5,778       6,882
  Other direct operating expenses.............      5,365      10,374     10,716       9,297
  General and administrative expenses.........      2,864       3,971      4,349       5,428
                                                  -------     -------    -------     -------
Total operating expenses......................     12,534      19,502     20,843      21,607
                                                  -------     -------    -------     -------
Operating income..............................      1,339       3,228      3,238       4,108
Other income, net.............................        338         581        443         749
                                                  -------     -------    -------     -------
Income before income taxes....................      1,677       3,809      3,681       4,857
Income taxes..................................        391         887        857       1,131
                                                  -------     -------    -------     -------
Net income....................................    $ 1,286     $ 2,922    $ 2,824     $ 3,726
                                                  =======     =======    =======     =======
PRO FORMA NET INCOME AND PER SHARE DATA(1):
Income before income taxes, as reported.......    $ 1,677     $ 3,809    $ 3,681     $ 4,857
Pro forma income taxes........................        639       1,453      1,404       1,853
                                                  -------     -------    -------     -------
Pro forma net income..........................    $ 1,038     $ 2,356    $ 2,277     $ 3,004
                                                  =======     =======    =======     =======
Pro forma net income per share................    $  0.08     $  0.17    $  0.16     $  0.21
                                                  =======     =======    =======     =======
Shares used in per share computation..........     13,831      14,250     14,360      14,506
                                                  =======     =======    =======     =======

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(1)  M&S was a limited partnership and, as a result, M&S's historical results of operations, which have been included with the Company's under the pooling of interests method, do not include a provision for income taxes. Pro forma net income and net income per share include a tax provision as if M&S had been a taxable C Corporation for all periods.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CKS GROUP, INC.


Dated: March 24, 1997                By: /s/ Robert T. Clarkson
                                        -----------------------
                                        Robert T. Clarkson
                                        Executive Vice President and Secretary




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